Exhibit 99.1

Curtiss-Wright Reports Strong Third Quarter 2021 Results and Raises Midpoint of Full-Year 2021 Adjusted EPS Guidance

DAVIDSON, N.C.--(BUSINESS WIRE)--November 3, 2021--Curtiss-Wright Corporation (NYSE: CW) reports financial results for the third quarter ended September 30, 2021.

Third Quarter 2021 Highlights:

  Reported sales of $621 million, operating income of $98 million, operating margin of 15.7%, diluted earnings per share (EPS) of $1.70, and free cash flow (FCF) of $97 million;
  Adjusted sales of $614 million, up 12%;
  Adjusted operating income of $108 million, up 12%;
  Adjusted operating margin of 17.5%, up 10 basis points;
  Adjusted diluted EPS of $1.88, up 6%;
  New orders of $617 million, up 13%; and
  Adjusted FCF of $97 million, up 76%, with 127% free cash flow conversion.

Expansion of Company’s Share Repurchase Authorization:

  In September, the Company’s Board of Directors authorized an additional $400 million for future share repurchases, increasing the total available authorization to $550 million;
  The Company immediately and opportunistically began the repurchase of $200 million in additional shares via a 10b5-1 program, conducted in concurrence with its existing $50 million share repurchase program being executed this calendar year; and
  As of November 3, the Company has completed its $200 million opportunistic share repurchase program, buying back approximately 1.5 million shares, and remains on track to repurchase a total of $250 million in shares in 2021.

Full-Year 2021 Adjusted Guidance:

  Raised bottom end of Adjusted diluted EPS guidance to new range of $7.20 to $7.35 (previously $7.15 to $7.35);
  Maintained sales growth of 7% to 9%, Adjusted operating income growth of 9% to 12%, and Adjusted operating margin range of 16.7% to 16.8%, up 40 to 50 basis points compared with the prior year; and
  Maintained Adjusted FCF range of $330 to $360 million, representing a free cash flow conversion rate of approximately 116%.

“We delivered strong third quarter results, with double-digit growth in sales and operating income, despite supply chain headwinds, which produced Adjusted diluted EPS of $1.88 and generated strong free cash flow of approximately $100 million,” said Lynn M. Bamford, President and CEO of Curtiss-Wright Corporation. “Our results reflect the continued execution of our operational excellence initiatives and savings generated by our prior year restructuring actions, which drove operating margin expansion that more than offset the $4 million in incremental year-over-year research and development investments to support our long-term organic growth.”

“In addition, we continued to leverage our strong and healthy balance sheet to implement our balanced capital allocation strategy. We firmly delivered on our commitment to drive solid returns to our shareholders by completing the recently announced $200 million opportunistic share repurchase program, and we remain devoted to supporting our organic growth with high quality, strategic acquisitions to drive long-term shareholder value.”

“Looking ahead to the remainder of 2021, while global supply chain disruption continues to impact many businesses, we will continue to work aggressively to mitigate any negative effects on Curtiss-Wright, leveraging the strength and resilience of our combined portfolio, which has provided us with confidence to raise the midpoint of our Adjusted diluted EPS guidance range.”

Third Quarter 2021 Operating Results

(In millions)	Q3-2021	Q3-2020	Change
Reported sales	$620.6	$571.6	9%
Adjustments (1)	(6.8)	(21.7)
Adjusted sales (1)	$613.8	$549.9	12%

Reported operating income	$97.7	$84.6	15%
Adjustments (1)	9.9	11.2
Adjusted operating income (1)	$107.5	$95.8	12%
Adjusted operating margin (1)	17.5%	17.4%	10 bps
Amounts may not add due to rounding.
(1)

Adjusted results exclude (i) our build-to-print actuation product line supporting the Boeing 737 MAX program which we exited and our German valves business, which was classified as held for sale, both in the fourth quarter of 2020 impacting both periods; (ii) first year purchase accounting costs in both periods associated with acquisitions; and (iii) one-time costs associated with the relocation of our DRG business in the Naval & Power segment, and restructuring costs in all segments, which impacted the prior year period.

  Adjusted sales of $614 million, up $64 million, or 12%;
  Aerospace & Defense (A&D) market sales increased 15%, led by strong growth in commercial aerospace and naval defense, and the contribution from the PacStar acquisition in ground defense;
  Commercial market sales increased 6%, principally due to continued, strong demand in the general industrial market;
  Adjusted operating income of $108 million, up 12%, while Adjusted operating margin increased 10 basis points to 17.5%, principally reflecting favorable overhead absorption on higher organic revenues in our Aerospace & Industrial segment, as well as the benefits of our prior year restructuring and ongoing company-wide operational excellence initiatives. Those gains were partially offset by $4 million in higher research and development investments, principally within the Defense Electronics segment; and
  Non-segment expenses of $9 million increased by $2 million compared with the prior year, primarily due to higher corporate costs.

Free Cash Flow

(In millions)	Q3-2021	Q3-2020	Change
Net cash provided by operating activities	$107.3	$56.0	92%
Capital expenditures	(10.1)	(7.0)	(44%)
Free cash flow (1)	$97.2	$49.0	98%
Adjustment to capital expenditures (DRG facility investment) (2)	-	0.4	-
Restructuring (2)	-	5.9	-
Adjusted free cash flow (2)	$97.2	$55.3	76%
Amounts may not add due to rounding.
(1)	Free cash flow defined as net cash provided by operating activities less capital expenditures
(2)	Adjusted free cash flow excludes a capital investment related to the new state-of-the-art naval facility in the Naval & Power segment and the cash impact from restructuring in the prior year period.
  Free cash flow of $97 million increased $48 million, or 98%, principally driven by the timing of tax payments and improvements in working capital;
  Capital expenditures increased $3 million compared with the prior year, primarily due to higher capital investments within the Naval & Power segment; and
  Adjusted free cash flow of $97 million increased $42 million, or 76%.

New Orders and Backlog

  New orders of $617 million increased 13% compared with the prior year period, generating overall book to bill that exceeded 1.0x, principally driven by solid demand for our commercial aerospace and defense electronics products within our A&D markets, and for industrial vehicle products within our Commercial markets; and
  Backlog of $2.2 billion, up 2% from December 31, 2020, principally reflects the rebound in commercial market demand.

Share Repurchase and Dividends

  During the third quarter, the Company repurchased 540,643 shares of its common stock for approximately $67 million;
  Year-to-date through September 30, 2021, the Company repurchased 746,851 shares for approximately $92 million; and
  The Company also declared a quarterly dividend of $0.18 a share, unchanged from the previous quarter.

Other Items – Business Held for Sale

  During the fourth quarter of 2020, the Company classified its German valves business (previously within its Commercial/Industrial segment, currently within its Naval & Power segment) as held for sale and its results have been adjusted from comparisons between our current and prior year results, and full-year financial guidance.

Third Quarter 2021 Segment Performance

Aerospace & Industrial

(In millions)	Q3-2021	Q3-2020	Change
Reported sales	$196.3	$188.8	4%
Adjustments (1)	(0.4)	(16.5)
Adjusted sales (1)	$195.9	$172.2	14%

Reported operating income	$30.9	$23.9	29%
Adjustments (1)	(0.1)	(1.0)
Adjusted operating income (1)	$30.8	$22.9	34%
Adjusted operating margin (1)	15.7%	13.3%	240 bps
Amounts may not add due to rounding.
(1)

Adjusted results exclude our build-to-print actuation product line supporting the Boeing 737 MAX program which we exited in the fourth quarter of 2020 impacting both periods and restructuring costs in the prior year period.

  Reported results reflected sales of $196 million, operating income of $31 million and operating margin of 15.7%;
  Adjusted sales of $196 million, up $24 million, or 14%;
  Higher general industrial market revenue principally reflected the continued strong rebound in industrial vehicle product demand for on- and off-highway platforms in response to the economic recovery;
  Strong commercial aerospace market revenue growth reflected higher sales of sensors products and surface treatment services on narrowbody platforms, partially offset by lower actuation sales on widebody platforms; and
  Adjusted operating income of $31 million, up 34% from the prior year, while Adjusted operating margin increased 240 basis points to 15.7%, reflecting strong absorption on higher sales, and the benefits of our ongoing operational excellence and prior year restructuring initiatives.

Defense Electronics

(In millions)	Q3-2021	Q3-2020	Change
Reported sales	$181.5	$148.3	22%
Adjustments (1)	1.1	0.7
Adjusted sales (1)	$182.6	$149.1	22%

Reported operating income	$40.8	$35.1	16%
Adjustments (1)	1.6	3.5
Adjusted operating income (1)	$42.3	$38.7	9%
Adjusted operating margin (1)	23.2%	25.9%	(270 bps)
Amounts may not add due to rounding.
(1)	Adjusted results exclude first year purchase accounting costs in both periods associated with acquisitions, and restructuring costs in the prior year period.
  Reported results reflected sales of $182 million, operating income of $41 million and operating margin of 22.5%;
  Adjusted sales of $183 million, up $34 million, or 22%, principally driven by the contribution from the PacStar acquisition for tactical battlefield communications equipment within our ground defense market;
  Lower aerospace defense market revenue reflected reduced sales of our embedded computing equipment on various Unmanned Aerial Vehicle (UAV) and fighter jet platforms, partially offset by solid growth on various helicopter platforms;
  Higher commercial aerospace market revenue reflected increased sales of electronic systems and flight test equipment on various domestic and international platforms; and
  Adjusted operating income of $42 million, up 9% from the prior year, while Adjusted operating margin decreased 270 basis points to 23.2%, as favorable mix in defense electronics was more than offset by higher research and development investments and unfavorable foreign currency translation.

Naval & Power

(In millions)	Q3-2021	Q3-2020	Change
Reported sales	$242.8	$234.5	4%
Adjustments (1)	(7.5)	(5.9)
Adjusted sales (1)	$235.3	$228.6	3%

Reported operating income	$35.5	$33.4	6%
Adjustments (1)	8.4	8.6
Adjusted operating income (1)	$43.9	$42.0	4%
Adjusted operating margin (1)	18.6%	18.4%	20 bps
Amounts may not add due to rounding.
(1)

Adjusted results exclude our German valves business which was classified as held for sale in the fourth quarter of 2020 impacting both periods; and first year purchase accounting costs associated with acquisitions, one-time costs associated with the relocation of our DRG business and restructuring costs, all impacting the prior year period.

  Reported results reflected sales of $243 million, operating income of $35 million and operating margin of 14.6%;
  Adjusted sales of $235 million, up $7 million, or 3%;
  Strong naval defense market revenue growth primarily reflected higher revenues on the Virginia-class submarine and CVN-81 aircraft carrier programs;
  Reduced power & process market sales reflected timing of production on the China Direct AP1000 program in the nuclear market, partially offset by solid industrial valve demand in the oil and gas market; and
  Adjusted operating income of $44 million, up 4% from the prior year, while Adjusted operating margin increased 20 basis points to 18.6%, driven by solid absorption on higher revenues and the benefits of our prior year restructuring initiatives, partially offset by unfavorable mix in the power & process market.

Full-Year 2021 Guidance

The Company is updating its full-year 2021 Adjusted financial guidance as follows:

(In millions, except EPS)	2021 Adjusted Non-GAAP Guidance (Prior)	2021 Adjusted Non-GAAP Guidance (Current)	2021 Adjusted Chg vs 2020 Restated
Total Sales	$2,465 - $2,515	$2,465 - $2,515	Up 7% - 9%
Operating Income	$411 - $421	$411 - $421	Up 9% - 12%
Operating Margin	16.7% - 16.8%	16.7% - 16.8%	Up 40 - 50 bps
Interest Expense	$41	$40 - $41
Diluted EPS	$7.15 - $7.35	$7.20 - $7.35	Up 9% - 12%
Diluted Shares Outstanding	41.1	41.0
Free Cash Flow	$330 - $360	$330 - $360
Avg. FCF Conversion	~116%	~116%
(1)

2021 Adjusted financial guidance used in comparisons to 2020 financial results excludes first year purchase accounting costs associated with acquisitions, as well as our build-to-print actuation product line supporting the Boeing 737 MAX program which we exited and our German valves business which was classified as held for sale, both in the fourth quarter of 2020.

A more detailed breakdown of the Company’s 2021 financial guidance by segment and by market, as well as all reconciliations of Reported GAAP amounts to Adjusted non-GAAP amounts can be found in the accompanying schedules. Historical financial results in the new segment structure for 2020 and 2019 periods are available in the Investor Relations section of Curtiss-Wright’s website.

Conference Call & Webcast Information

The Company will host a conference call to discuss third quarter 2021 financial results and updates to 2021 guidance at 10:00 a.m. ET on Thursday, November 4, 2021. A live webcast of the call and the accompanying financial presentation, as well as a replay of the call, will be made available on the internet by visiting the Investor Relations section of the Company’s website at www.curtisswright.com.

(Tables to Follow)

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
($'s in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020

Product sales	$528,339	$493,398	$1,552,706	$1,457,772
Service sales	92,280	78,216	286,467	265,120
Total net sales	620,619	571,614	1,839,173	1,722,892

Cost of product sales	328,424	305,921	989,759	945,886
Cost of service sales	55,187	52,872	177,930	177,580
Total cost of sales	383,611	358,793	1,167,689	1,123,466

Gross profit	237,008	212,821	671,484	599,426

Research and development expenses	21,618	17,587	66,675	54,163
Selling expenses	30,067	24,869	89,227	81,650
General and administrative expenses	78,998	77,251	229,608	230,515
Impairment of assets held for sale	8,656	—	8,656	—
Restructuring expenses	—	8,541	—	20,730

Operating income	97,669	84,573	277,318	212,368

Interest expense	9,955	9,055	30,094	25,059
Other income, net	3,627	5,417	8,910	6,844

Earnings before income taxes	91,341	80,935	256,134	194,153
Provision for income taxes	(21,638)	(16,315)	(65,554)	(46,754)
Net earnings	$69,703	$64,620	$190,580	$147,399

Net earnings per share:
Basic earnings per share	$1.71	$1.56	$4.66	$3.52
Diluted earnings per share	$1.70	$1.55	$4.64	$3.49

Dividends per share	$0.18	$0.17	$0.53	$0.51

Weighted average shares outstanding:
Basic	40,769	41,545	40,865	41,926
Diluted	40,950	41,797	41,040	42,190

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
($'s in thousands, except par value)

	September 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$234,416	$198,248
Receivables, net	670,867	588,718
Inventories, net	433,140	428,879
Assets held for sale	20,215	27,584
Other current assets	65,171	57,395
Total current assets	1,423,809	1,300,824
Property, plant, and equipment, net	360,314	378,200
Goodwill	1,461,313	1,455,137
Other intangible assets, net	552,514	609,630
Operating lease right-of-use assets, net	140,524	150,898
Prepaid pension asset	111,906	92,531
Other assets	32,921	34,114
Total assets	$4,083,301	$4,021,334

Liabilities
Current liabilities:
Current portion of long-term and short-term debt	100,000	100,000
Accounts payable	158,196	201,237
Accrued expenses	142,169	146,833
Deferred revenue	249,671	253,411
Liabilities held for sale	13,215	10,141
Other current liabilities	101,892	98,755
Total current liabilities	765,143	810,377
Long-term debt	957,101	958,292
Deferred tax liabilities, net	121,491	115,007
Accrued pension and other postretirement benefit costs	98,122	98,345
Long-term operating lease liability	124,362	133,069
Long-term portion of environmental reserves	15,096	15,422
Other liabilities	101,926	103,248
Total liabilities	2,183,241	2,233,760

Stockholders' equity
Common stock, $1 par value	49,187	49,187
Additional paid in capital	124,532	122,535
Retained earnings	2,839,294	2,670,328
Accumulated other comprehensive loss	(308,810)	(310,856)
Less: cost of treasury stock	(804,143)	(743,620)
Total stockholders' equity	1,900,060	1,787,574

Total liabilities and stockholders' equity	$4,083,301	$4,021,334

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
SEGMENT INFORMATION (UNAUDITED)(1)
($'s in thousands)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
			Change			Change
	2021	2020	%	2021	2020	%
Sales:
Aerospace & Industrial	$196,296	$188,768	4%	$576,340	$592,907	(3%)
Defense Electronics	181,504	148,324	22%	525,067	427,518	23%
Naval & Power	242,819	234,522	4%	737,766	702,467	5%

Total sales	$620,619	$571,614	9%	$1,839,173	$1,722,892	7%

Operating income (expense):
Aerospace & Industrial	$30,872	$23,880	29%	$81,874	$65,635	25%
Defense Electronics	40,762	35,103	16%	106,656	83,902	27%
Naval & Power	35,483	33,367	6%	116,635	90,623	29%

Total segments	$107,117	$92,350	16%	$305,165	$240,160	27%
Corporate and other	(9,448)	(7,777)	(21%)	(27,847)	(27,792)	0%

Total operating income	$97,669	$84,573	15%	$277,318	$212,368	31%

Operating margins:
Aerospace & Industrial	15.7%	12.7%	300 bps	14.2%	11.1%	310 bps
Defense Electronics	22.5%	23.7%	(120 bps)	20.3%	19.6%	70 bps
Naval & Power	14.6%	14.2%	40 bps	15.8%	12.9%	290 bps
Total Curtiss-Wright	15.7%	14.8%	90 bps	15.1%	12.3%	280 bps

Segment margins	17.3%	16.2%	110 bps	16.6%	13.9%	270 bps

(1) Amounts reported under realigned segment reporting structure.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF REPORTED SALES TO ADJUSTED SALES BY END MARKET (UNAUDITED)
($'s in thousands)

	Three Months Ended			Three Months Ended
	September 30, 2021			September 30, 2020			2021 vs. 2020
	Reported Sales	Adjustments	Adjusted Sales	Reported Sales	Adjustments	Adjusted Sales	Change in Adjusted Sales
Aerospace & Defense markets:
Aerospace Defense (1)	$116,853	$—	$116,853	$121,987	$748	$122,735	(5%)
Ground Defense (1)	55,124	1,080	56,204	20,519	—	20,519	174%
Naval Defense	175,800	—	175,800	165,524	—	165,524	6%
Commercial Aerospace (2)	67,461	(381)	67,080	70,943	(16,524)	54,419	23%
Total Aerospace & Defense	$415,238	$699	$415,937	$378,973	$(15,776)	$363,197	15%

Commercial markets:
Power & Process (3)	112,736	(7,472)	105,264	113,919	(5,896)	108,023	(3%)
General Industrial	92,645	—	92,645	78,722	—	78,722	18%
Total Commercial	205,381	(7,472)	197,909	192,641	(5,896)	186,745	6%

Total Curtiss-Wright	$620,619	$(6,773)	$613,846	$571,614	$(21,672)	$549,942	12%

	Nine Months Ended			Nine Months Ended
	September 30, 2021			September 30, 2020			2021 vs. 2020
	Reported Sales	Adjustments	Adjusted Sales	Reported Sales	Adjustments	Adjusted Sales	Change in Adjusted Sales
Aerospace & Defense markets:
Aerospace Defense (1)	$327,847	$—	$327,847	$333,120	$949	$334,069	(2%)
Ground Defense (1)	159,090	3,240	162,330	63,205	—	63,205	157%
Naval Defense	531,429	—	531,429	496,157	—	496,157	7%
Commercial Aerospace (2)	196,285	(8,764)	187,521	242,708	(46,929)	195,779	(4%)
Total Aerospace & Defense	$1,214,651	$(5,524)	$1,209,127	$1,135,190	$(45,980)	$1,089,210	11%

Commercial markets:
Power & Process (3)	343,573	(20,468)	323,105	350,632	(18,604)	332,028	(3%)
General Industrial	280,949	—	280,949	237,070	—	237,070	19%
Total Commercial	$624,522	$(20,468)	$604,054	$587,702	$(18,604)	$569,098	6%

Total Curtiss-Wright	$1,839,173	$(25,992)	$1,813,181	$1,722,892	$(64,584)	$1,658,308	9%

(1) Excludes first year purchase accounting adjustments.
(2) Excludes our build-to-print actuation product line supporting the Boeing 737 MAX program which we exited in the fourth quarter of 2020.
(3) Excludes our German valves business which was classified as held for sale in the fourth quarter of 2020.

Use of Non-GAAP Financial Information (Unaudited)

The Corporation supplements its financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial information. Curtiss-Wright believes that these non-GAAP measures provide investors with additional insight into the Company’s ongoing business performance. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. Curtiss-Wright encourages investors to review its financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.

The Company’s presentation of its financials and guidance includes an Adjusted (non-GAAP) view that excludes (i) the results of a build-to-print actuation product line supporting the Boeing 737 MAX program which we exited and a German valves business classified as held for sale, both in the fourth quarter of 2020; (ii) significant restructuring costs in 2020 associated with its operations; (iii) a non-cash impairment of capitalized development costs related to a commercial aerospace program in the prior period; (iv) first year purchase accounting costs in both periods associated with its acquisitions, including one-time inventory step-up, backlog amortization, deferred revenue adjustments and transaction costs; and (v) one-time transition and IT security costs, and capital investments, specifically associated with the relocation of the DRG business in the Naval & Power segment in the prior period. Transition costs include relocation of employees and equipment as well as overlapping facility and labor costs associated with the relocation. We believe this Adjusted view will provide improved transparency in order to better measure Curtiss-Wright’s ongoing operating and financial performance and better comparisons of our key financial metrics to our peers. Reconciliations of “Reported” GAAP amounts to “Adjusted” non-GAAP amounts are furnished within this release.

The following definitions are provided:

Adjusted Sales, Operating Income, Operating Margin, Net Earnings and Diluted EPS

These Adjusted financials are defined as Reported Sales, Operating Income, Operating Margin, Net Earnings and Diluted Earnings per Share (EPS) under GAAP excluding: (i) the impact of first year purchase accounting costs in both periods associated with acquisitions, specifically one-time inventory step-up, backlog amortization, deferred revenue adjustments and transaction costs; (ii) one-time transition and IT security costs associated with the relocation of a business in the prior year period; (iii) the non-cash impairment of capitalized development costs related to a commercial aerospace program in the prior year period; (iv) significant restructuring costs in 2020 associated with its operations, (v) a build-to-print actuation product line supporting the Boeing 737 MAX program which we exited, and (vi) the results of a German valves business classified as held for sale in the fourth quarter of 2020.

Organic Sales and Organic Operating Income

The Corporation discloses organic sales and organic operating income because the Corporation believes it provides investors with insight as to the Company’s ongoing business performance. Organic sales and organic operating income are defined as sales and operating income excluding the impact of restructuring costs, impairment of assets held for sale, foreign currency fluctuations and contributions from acquisitions made during the last twelve months.

	Three Months Ended
	September 30,
	2021 vs. 2020
	Aerospace & Industrial		Defense Electronics		Naval & Power		Total Curtiss-Wright
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
Organic	3%	19%	(3%)	(2%)	3%	11%	1%	7%
Acquisitions	0%	0%	25%	21%	0%	0%	7%	9%
Impairment of assets held for sale	0%	0%	0%	0%	0%	(26%)	0%	(10%)
Restructuring	0%	13%	0%	1%	0%	22%	0%	13%
Foreign Currency	1%	(3%)	0%	(4%)	1%	(1%)	1%	(4%)
Total	4%	29%	22%	16%	4%	6%	9%	15%

	Nine Months Ended
	September 30,
	2021 vs. 2020
	Aerospace & Industrial		Defense Electronics		Naval & Power		Total Curtiss-Wright
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
Organic	(5%)	12%	(2%)	14%	4%	22%	0%	19%
Acquisitions	0%	0%	25%	16%	0%	0%	6%	6%
Impairment of assets held for sale	0%	0%	0%	0%	0%	(10%)	0%	(4%)
Restructuring	0%	14%	0%	4%	0%	18%	0%	13%
Foreign Currency	2%	(1%)	0%	(7%)	1%	(1%)	1%	(3%)
Total	(3%)	25%	23%	27%	5%	29%	7%	31%

Free Cash Flow and Free Cash Flow Conversion

The Corporation discloses free cash flow because it measures cash flow available for investing and financing activities. Free cash flow represents cash available to repay outstanding debt, invest in the business, acquire businesses, return capital to shareholders and make other strategic investments. Free cash flow is defined as net cash provided by operating activities less capital expenditures. Adjusted free cash flow for 2020 excludes: (i) a capital investment in the Naval & Power segment related to the new, state-of-the-art naval facility principally for DRG; (ii) a voluntary contribution to the Company’s corporate defined benefit pension plan made in the first quarter of 2020; and (iii) the cash impact from restructuring in 2020. The Corporation discloses adjusted free cash flow conversion because it measures the proportion of net earnings converted into free cash flow and is defined as adjusted free cash flow divided by adjusted net earnings.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
NON-GAAP FINANCIAL DATA (UNAUDITED)
($'s in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020

Net cash provided by operating activities	$107,285	$55,993	$155,761	$3,784
Capital expenditures	(10,087)	(7,017)	(27,858)	(36,341)
Free cash flow	$97,198	$48,976	$127,903	$(32,557)
Voluntary pension contribution	—	—	—	150,000
Adjustment to capital expenditures (DRG facility investment)	—	437	—	10,112
Restructuring	—	5,935	—	10,676
Adjusted free cash flow	$97,198	$55,348	$127,903	$138,231
Adjusted free cash flow conversion	127%	75%	63%	76%

CURTISS-WRIGHT CORPORATION
2021 Guidance (New Segment Structure)
As of November 3, 2021
($'s in millions, except per share data)
	2020 Adjusted (Non-GAAP)(1)	Exiting Non-Core Operations	2020 Adjusted (2,4) (Non-GAAP)	2021 Reported Guidance (GAAP)		Exiting Non-Core Operations	2021 Adjustments (3) (Non-GAAP)	2021 Adjusted Guidance (3) (Non-GAAP)
				Low	High			Low	High	2021 Chg vs 2020 Adjusted
Sales:
Aerospace & Industrial	$805	$(67)	$738	$774	$789	$(14)	$-	$760	$775	3 - 5%
Defense Electronics	611	-	611	742	756	-	4	745	760	22 - 24%
Naval & Power	977	(26)	951	991	1,011	(31)	-	960	980	1 - 3%
Total sales	$2,393	$(93)	$2,300	$2,507	$2,556	$(45)	$4	$2,465	$2,515	7 to 9%

Operating income:
Aerospace & Industrial	$114	$(16)	$98	$117	$120	$(2)	$-	$115	$118	17 - 21%
Defense Electronics	144	-	144	153	158	-	6	159	164	10 - 13%
Naval & Power	171	-	171	166	171	8	-	174	179	2 - 5%
Total segments	429	(16)	413	436	449	6	6	448	461
Corporate and other	(38)	-	(38)	(37)	(39)	-	-	(37)	(39)
Total operating income	$391	$(16)	$375	$398	$409	$6	$6	$411	$421	9 to 12%

Interest expense	$(36)	$-	$(36)	$(40)	$(41)	$-	$-	$(40)	$(41)
Other income, net	21	-	21	13	13	-	3	16	17
Earnings before income taxes	377	(16)	361	372	381	6	9	387	397
Provision for income taxes	(88)	4	(85)	(89)	(92)	(1)	(2)	(93)	(95)
Net earnings	$289	$(12)	$277	$283	$290	$5	$7	$295	$302

Diluted earnings per share	$6.87	$(0.29)	$6.59	$6.91	$7.06	$0.11	$0.17	$7.20	$7.35	9 to 12%
Diluted shares outstanding	42.0		42.0	41.0	41.0			41.0	41.0
Effective tax rate	23.4%		23.4%	24.0%	24.0%			24.0%	24.0%

Operating margins:
Aerospace & Industrial	14.2%	NM	13.3%	15.1%	15.2%	+10 bps	-	15.1%	15.3%	180 to 200 bps
Defense Electronics	23.6%	NM	23.6%	20.6%	20.8%	-	+70 bps	21.3%	21.5%	(210 to 230 bps)
Naval & Power	17.5%	NM	18.0%	16.8%	16.9%	+140 bps	-	18.2%	18.3%	20 to 30 bps
Total operating margin	16.3%	NM	16.3%	15.9%	16.0%	+60 bps	+20 bps	16.7%	16.8%	40 to 50 bps

Free cash flow	$394	$-	$394	$330	$360	-	-	$330	$360
Notes: Full year amounts may not add due to rounding. All financial information by reportable segment for the 2020 and 2021 reporting periods reflects the Corporation’s first quarter 2021 segment reorganization.
(1) A reconciliation of our 2020 GAAP to our 2020 Non-GAAP Adjusted figures are provided in our February 24, 2021 press release.
(2) 2020 Adjusted financials are defined as Reported Sales Operating Income, Operating Margin, Net Income and Diluted EPS under GAAP excluding restructuring costs; first year purchase accounting costs, specifically one-time backlog amortization and transaction costs associated with acquisitions; a non-cash impairment of capitalized development costs related to a commercial aerospace program; one-time transition and IT security costs related to the relocation of the DRG business; and a $10 million non-cash currency translation loss (within non-operating income) related to the liquidation of a foreign legal entity. 2020 financial results excludes our build-to-print actuation product line supporting the Boeing 737 MAX program which we exited, and the results of our German valves business which was classified as held for sale in the fourth quarter of 2020 and resulted in an impairment loss of $33 million.
(3) 2021 Adjusted financials are defined as Reported Sales, Operating Income, Operating Margin, Net Income and Diluted EPS under GAAP excluding our build-to-print actuation product line supporting the Boeing 737 MAX program which we exited; the results of our German valves business which was classified as held for sale in the fourth quarter of 2020 and resulted in an additional impairment loss of $9 million; the impact of first year purchase accounting costs, specifically one-time backlog amortization and transaction costs associated with acquisitions; and a one-time, $3 million pension settlement charge related to the retirement of two former executives (within non-operating income).
(4) Free Cash Flow is defined as cash flow from operations less capital expenditures. 2020 Adjusted Free Cash Flow guidance excludes a $150 million voluntary contribution made in January to the Company’s corporate defined benefit pension plan, a $20 million cash impact from restructuring, and a $10 million capital investment related to the new, state-of-the-art naval facility principally for DRG.

CURTISS-WRIGHT CORPORATION
2021 Sales Growth Guidance by End Market
As of November 3, 2021

	2021 % Change vs 2020
Aerospace & Defense Markets	Current	% Total Sales
Aerospace Defense	2 - 4%	19%
Ground Defense	100 - 105%	9%
Naval Defense	0 - 2%	28%
Commercial Aerospace	Flat	10%
Total Aerospace & Defense	7 - 9%	66%

Commercial Markets
Power & Process	1 - 3%	18%
General Industrial	15 - 17%	15%
Total Commercial	6 - 8%	34%

Total Curtiss-Wright Sales	7 - 9%	100%

Note: Amounts may not add due to rounding.

(1) This table reflects the Company's first quarter 2021 End Market Structure and Realignment, where all Commercial Aerospace market revenues shifted into a newly defined Total Aerospace & Defense market.

(2) The Power & Process end market is comprised of a) Nuclear and b) Process, while the General Industrial end market is comprised of a) Industrial Vehicles and b) Industrial Automation and Services.

(3) Based on these changes, all of our general industrial businesses operate within the Aerospace & Industrial segment, and the majority of the Company’s nuclear and process revenues operate within the Naval & Power segment.

About Curtiss-Wright Corporation

Curtiss-Wright Corporation (NYSE:CW) is a global innovative company that delivers highly engineered, critical function products and services to the Aerospace and Defense markets, and to the Commercial markets including Power, Process and General Industrial. Building on the heritage of Glenn Curtiss and the Wright brothers, Curtiss-Wright has a long tradition of providing reliable solutions through trusted customer relationships. The company employs approximately 8,200 people worldwide. For more information, visit www.curtisswright.com.

Certain statements made in this press release, including statements about future revenue, financial performance guidance, quarterly and annual revenue, net income, operating income growth, future business opportunities, cost saving initiatives, the successful integration of the Company’s acquisitions, future cash flow from operations, and potential impacts of the COVID-19 pandemic are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act") and the Private Securities Litigation Reform Act of 1995. These statements present management's expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Such risks and uncertainties include, but are not limited to: a reduction in anticipated orders; an economic downturn; changes in the competitive marketplace and/or customer requirements; a change in government spending; an inability to perform customer contracts at anticipated cost levels; the impact of a global pandemic or national epidemic, and other factors that generally affect the business of aerospace, defense contracting, electronics, marine, and industrial companies. Such factors are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and subsequent reports filed with the Securities and Exchange Commission.

This press release and additional information are available at www.curtisswright.com.

Contacts

Jim Ryan
(704) 869-4621
Jim.Ryan@curtisswright.com